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                                  EXHIBIT 10.19

                      AMENDMENT TO THE EMPLOYMENT AGREEMENT
                                OF BRAD LEUSCHNER

         This Amendment to the Employment Agreement of Brad Leuschner, made this 31st day of July, 2002, is by and between:

         ICO, Inc., a Texas corporation with offices at 5333 Westheimer, Suite 600, Houston, Texas 77056; and

         Brad Leuschner, a Texas resident ("Employee").

         WHEREFORE, the Employment Agreement between Employee and Wedco, Inc., a New Jersey Corporation and wholly owned subsidiary of ICO, Inc., became effective as of February 15, 2001; and

         WHEREFORE, effective as of April 30, 2002, the Employee became engaged as Chief Accounting Officer of ICO, Inc., and the parties desire to amend Employee's Employment Agreement to reflect Employee's current position with ICO, Inc.

         NOW, THEREFORE, the parties agree as follows:

         1. Effective as of April 30, 2002, Employee became engaged as Chief Accounting Officer of ICO, Inc.

         2. Effective as of April 30, 2002, the term "Company," as defined in the first paragraph of the Employment Agreement and used throughout the Employment Agreement, shall mean and refer to ICO, Inc. (in place of Wedco, Inc.).

         3. Paragraph 1 of the Employment Agreement, entitled "Nature and Place of Employment," is here by amended, effective as of April 30, 2002, to read as follows:

              "During the Employment Period, Employee shall be engaged as the Chief Accounting Officer of the Company. In such position, Employee shall have such duties and authority as are reasonably accorded and expected of a Chief Accounting Officer, consistent with the bylaws of the Company, and shall have such other duties and authority as shall be reasonably determined from time to time by the Company's Board of Directors."

         4. All terms and conditions in the Employment Agreement that are not amended or supplemented pursuant to paragraphs 1 - 3 above continue to be in full force and effect between Employee and ICO, Inc. (in place of Wedco, Inc.).

AGREED AND ACCEPTED:

ICO, INC.

By:    /s/   C. N. O'Sullivan                       /s/  Brad Leuschner
   --------------------------------                 --------------------------
                                                    BRAD LEUSCHNER
Printed Name: C. N. O'Sullivan

Title: Chairman and President



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